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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

CHECK TECHNOLOGY CORPORATION AND SUBSIDIARIES

                                                         Year                Year                  Year
                                                         Ended               Ended                 Ended
                                                        9/30/97             9/30/96               9/30/95
                                                     -------------        ------------        --------------
PRIMARY
    Average shares outstanding                          6,323,247           6,185,395             6,083,414

    Net effect of dilutive stock options and
    Warrants--based on the treasury stock
    Method using average market price                      92,834             170,006               187,090
                                                     -------------        ------------        --------------

                                                        6,416,081           6,355,401             6,270,504
                                                     -------------        ------------        --------------
                                                     -------------        ------------        --------------

Net income                                          $     325,979        $  2,245,713        $    2,052,986
                                                     -------------        ------------        --------------
                                                     -------------        ------------        --------------
Earnings per share                                  $        0.05        $       0.35        $         0.33
                                                     -------------        ------------        --------------
                                                     -------------        ------------        --------------

FULLY DILUTED

    Average shares outstanding                          6,323,247           6,185,395             6,083,414

    Net effect of dilutive stock options and
    warrants--based on the treasury stock
    method using the higher of the ending
    or average market price                                96,575             176,055               190,254
                                                     -------------        ------------        --------------
                                                        6,419,822           6,361,450             6,273,668
                                                     -------------        ------------        --------------
                                                     -------------        ------------        --------------
Net income                                          $     325,979        $  2,245,713        $    2,052,986
                                                     -------------        ------------        --------------
                                                     -------------        ------------        --------------
Earnings per share                                  $        0.05        $       0.35        $         0.33
                                                     -------------        ------------        --------------
                                                     -------------        ------------        --------------


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